Testing the Waters Materials Related to Series #86BONDS

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#86BONDS

'86 TOPPS BARRY BONDS ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

PIRATES
BARRY BONDS

CURRENT VALUE: $8,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 1986 TOPPS BARRY BONDS ROOKIE CARD

Investment Overview

•Upon completion of the Series #86BONDS Offering, Series #86BONDS will purchase a 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10 for Series #86BONDS (The “Series 1986 Topps Barry Bonds Rookie Card” or the “Underlying Asset” with respect to Series #86BONDS, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Barry Bonds was a professional baseball player who played in the MLB from 1986-2007. Over that time Bonds won 7 MVP awards, 12 Silver Slugger awards, 8 Gold Glove awards, and two Batting Titles.

•The Underlying Asset is a 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Barry Bonds was born on July 24, 1964, in Riverside, California.

•Bonds was drafted out of high school by the San Francisco Giants in the 2nd round of the 1982 MLB June Amateur Draft. After negotiations between Bobby Bonds (Barry’s father, a former MLB player) and the Giants soured, the Giants rescinded their offer and Bonds went to Arizona State.

•After his junior year of college, Bonds declared for the MLB Draft again. The Pirates picked Bonds sixth overall in the 1st round of the 1985 MLB June Amateur Draft.

•Bonds made his MLB debut on May 30, 1986.

•During Bonds’ career, he set multiple significant records. Bleacher Report commented: “What is notable is not the fact that he set them, but that he broke the old marks by such a wide margin.” These records include the most MVPs in MLB history (7), most homeruns in MLB history (762), most homeruns in a season (73 in 2001), intentional walks in a season (120 in 2004), and many more.

•Bonds played his final MLB game on September 26, 2007.

•Bonds has been accused of using performance enhancing drugs (PEDs) and Bonds admits to unwittingly using steroids. Despite his record-breaking statistics, he has yet to be voted into the Hall of Fame.

•The 1986 Topps Traded Tiffany set consists of 132 cards. The set was an update issue, which Topps provided dealers who had purchased a set of the standard Tiffany cards. There was a total print-run of 5,000.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 90661333.

Notable Features

•The Underlying Asset is a 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 443 1986 Topps Traded Tiffany #11T Barry Bonds Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1986 Topps Barry Bonds Rookie Card
Sport	Baseball
Professional League	MLB
Player	Barry Bonds
Team	Pittsburgh Pirates
Year / Season	1986
Memorabilia Type	Trading Card
Manufacturer	The Topps Company, Inc.
Rarity	1 of 443 (PSA 10)
Number in Set	#11T
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	90661333

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1986 Topps Barry Bonds Rookie Card going forward.

#86BONDS | $8K

COMPARABLE ASSET VALUE

ASSET VALUE
+559%

TRANSACTIONS
523

#86BONDS | *Visuals*

Bonds holds the record for most intentional walks in a single season (120). The next best player in MLB history had 45.

LAUNCH GALLERY ›

#86BONDS | *Timeline*

Jul. 1964 — Barry Bonds is born in Riverside, California.

Jun. 1982 — Bonds is drafted out of high school by the San Francisco Giants in the second round of the MLB Amateur Draft. Negotiations between Bobby Bonds (Barry's father, a former MLB player) and the Giants falter, and the Giants rescind their offer. Bonds elects to attend Arizona State.

Jun. 1985 — After his junior year of college, Bonds is drafted sixth overall in the MLB Amateur Draft by the Pittsburgh Pirates.

May. 1986 — Bonds makes his Major League debut.